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                                                                    EXHIBIT 10.6

                      FIRST AMENDMENT TO INGRAM MICRO INC.
                AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN


     This First Amendment to Ingram Micro Inc. Amended and Restated 1996 Equity Incentive Plan is made by Ingram Micro Inc. (the "Company") with reference to the following facts:

     The Company has established the Ingram Micro Inc. Amended and Restated 1996 Equity Incentive Plan (hereinafter the "Plan"). The Plan provides that it may be amended from time to time in accordance with the procedures provided therein. The Company has executed this First Amendment for the purpose of amending the Plan in the manner hereinafter provided.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     Effective January 1, 1997, Section 14(b) of the Plan is hereby amended and replaced in its entirety by the following:

     "(b) Nontransferability. (i) Except as provided in subsection (ii) below, no Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

     (ii) Notwithstanding subsection (i) above, the Committee may determine that an Award may be transferred by a Participant to one or more members of the Participant's immediate family, to a partnership of which the only partners are members of the Participant's immediate family, or to a trust established by the Participant for the benefit of one or more members of the Participant's immediate family. For this purpose, immediate family means the Participant's spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. A transferee described in this subsection (ii) may not further transfer an Award. An Award transferred pursuant to this subsection shall remain subject to the provisions of the Plan, including, but not limited to, the provisions of Section 11 relating to the effect on the Award of the death, retirement or termination of employment of the Participant, and shall be subject to such other rules as the Committee shall determine."

     IN WITNESS WHEREOF, this First Amendment is executed effective as of the date set forth herein.

                                        INGRAM MICRO INC.

                                        By:
                                           ------------------------------------
                                           James E. Anderson, Jr.
                                           Senior Vice President,
                                           Secretary and General Counsel